                 TRICORD SYSTEMS, INC. SCHEDULES Q4 AND YEAR END
                 FINANCIAL RESULTS RELEASE AND CONFERENCE CALL

MINNEAPOLIS, MN - (JANUARY 18, 2001) - Tricord Systems, Inc. (Nasdaq: TRCD), will release financial results for its fourth quarter and year ended December 31, 2000 prior to market open on Thursday, January 25, 2001. Tricord Systems will host a conference call at 10:00 AM CST on January 25, 2001 featuring remarks by Chief Executive Officer Joan Wrabetz and Chief Financial Officer Steve Opdahl.

A live broadcast of the conference call may be heard by dialing 800-288-8960 or via audio link at www.tricord.com. A replay of the call will be available from 1:30 PM CST, January 25, 2001 through 11:59 PM CST, January 30, 2001 and can be accessed by dialing 800-475-6701, reservation number 565358. The audio link replay will also be available at www.tricord.com.


ABOUT TRICORD
Tricord Systems, Inc. designs, develops and markets innovative server appliances for content-hungry applications. The core of Tricord's revolutionary new technology is its patented Illumina(TM) software that aggregates multiple appliances into a cluster, managed as a single resource. Radically easy to deploy, manage and grow, Tricord's products allow users to add capacity to a cluster with minimal administration. Appliances are literally plug-and-play, offering seamless growth and continuous access to content with no downtime. The technology is ideally suited for applications including general file serving, web serving, email and caching. Founded in 1987, Tricord is based in Minneapolis, MN with offices in Colorado, California and Georgia.



Contact:

Tricord Systems Investor Relations
Brad Schumacher
(763) 551-6402

                                       ###